UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2006

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Severance Benefits Agreement with Acting Chief Financial Officer

On January 16, 2006, Leap Wireless International, Inc. and its wholly owned subsidiary Cricket Communications, Inc. (collectively, the "Company") entered into a Severance Benefits Agreement with Dean Luvisa, the Company’s acting chief financial officer, vice president finance and treasurer.

The form of Executive Vice President and Senior Vice President Severance Benefits Agreement was filed as an exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 filed by the Company with the SEC on November 14, 2005. Mr. Luvisa’s Severance Benefits Agreement is similar to the form of Executive Vice President and Senior Vice President Severance Benefits Agreement, except that Mr. Luvisa’s agreement renews annually only until December 31, 2008, at which date his Severance Benefits Agreement with the Company expires.

The description of Mr. Luvisa’s Severance Benefits Agreement contained in this Item 1.01 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Severance Benefits Agreement, dated as of January 16, 2006, among Leap Wireless International,Inc., Cricket Communications, Inc., and Dean Luvisa.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

January 19, 2006	By:	/s/ Robert J. Irving, Jr.

Name: Robert J. Irving, Jr.
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Severance Benefits Agreement, dated as of January 16, 2006, among Leap Wireless International,Inc., Cricket Communications, Inc., and Dean Luvisa.